FIDELITY SCHOOL STREET TRUST
(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

January 19, 2000

 Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY SCHOOL STREET TRUST
FIDELITY INTERNATIONAL BOND FUND
FIDELITY NEW MARKETS INCOME FUND
FIDELITY STRATEGIC INCOME FUND
SPARTAN INTERMEDIATE MUNICIPAL INCOME FUND
(the "Funds")

was held on January 19,2000 at 10:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

 Mr. Rich Silver acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Mr. Mark Chapleau, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Ms. Phyllis Davis, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Silver noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Mr. Chapleau reported that proxies representing 59.188% of the outstanding voting securities of the Trust and at least 50.001% of each Fund had been received. Mr. Silver announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Silver stated that the Secretary had presented him with the following documents relating to the meeting:

 Notice of Meeting dated November 22, 1999

 Proxy Statement dated November 22, 1999

 Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

 He indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

 Mr. Silver recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

 Mr. Silver stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

 Mr. Chapleau reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 96.771% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated November 22, 1999, be, and they hereby are, elected as Trustees of Fidelity School Street Trust.

 Mr. Silver stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Funds.

 Mr. Chapleau reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in the Proxy Statement, received 28,207,281.13 affirmative votes of Fidelity International Bond Fund, or 84.182% of the votes cast at the meeting; 100,742,914.10 affirmative votes of Fidelity New Markets Income Fund, or 95.586% of the votes cast at the meeting; 21,931,003.83 affirmative votes of Fidelity Strategic Income Fund, or 97.820% of the votes cast at the meeting; and 651,696,708.48 affirmative votes of Spartan Intermediate Municipal Income Fund, or 96.011% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of the Funds, as set forth in the Proxy Statement dated November 22, 1999, be, and it hereby is, ratified and approved.

 Mr. Silver stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.

 Mr. Chapleau reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received
730,889,811.70 affirmative votes, or 88.758% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for Fidelity International Bond Fund and Fidelity New Markets Income Fund that would allow FMR, FMR Far East and the Trust, for each Fund, to amend the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Funds, as set forth in the Proxy Statement, received 26,941,323.69 affirmative votes of Fidelity International Bond Fund, or 80.404% of the votes cast at the meeting and 97,887,364.72 affirmative votes of Fidelity New Markets Income Fund, or 92.876% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity International Bond Fund and Fidelity New Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for Fidelity International Bond Fund and Fidelity New Markets Income Fund that would allow FMR, FMR U.K. and the Trust, for each Fund, to amend the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Funds, as set forth in the Proxy Statement, received 26,706,326.43 affirmative votes of Fidelity International Bond Fund, or 79.703% of the votes cast at the meeting and 97,891,806.82 affirmative votes of Fidelity New Markets Income Fund, or 92.880% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity International Bond Fund and Fidelity New Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with Fidelity International Investment Advisors for Fidelity International Bond Fund and Fidelity New Markets Income Fund that would allow FMR, Fidelity International Investment Advisors and the Trust, for each Fund, to amend the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with Fidelity International Investment Advisors for the Funds, as set forth in the Proxy Statement, received
26,807,532.73 affirmative votes of Fidelity International Bond Fund, or 80.005% of the votes cast at the meeting and 97,953,168.71 affirmative votes of Fidelity New Markets Income Fund, or 92.939% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with Fidelity
International Investment Advisors for Fidelity International Bond Fund and Fidelity New Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement between Fidelity International Investment Advisors and Fidelity International Investment Advisors (U.K.) Limited for Fidelity International Bond Fund and Fidelity New Markets Income Fund that would allow Fidelity International Investment Advisors, Fidelity International Investment Advisors (U.K.) Limited and the Trust, for each Fund, to amend the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement between Fidelity International Investment Advisors and Fidelity International Investment Advisors (U.K.) Limited for the Funds, as set forth in the Proxy Statement, received 26,724,791.79 affirmative votes of Fidelity International Bond Fund, or 79.758% of the votes cast at the meeting and 97,657,861.32 affirmative votes of Fidelity New Markets Income Fund, or 92.658% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement between Fidelity
International Investment Advisors and Fidelity International
Investment Advisors (U.K.) Limited for Fidelity International Bond Fund and Fidelity New Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with Fidelity Investments Japan Limited for Fidelity International Bond Fund and Fidelity New Markets Income Fund that would allow FMR, Fidelity Investments Japan Limited and the Trust, for each Fund, to amend the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with Fidelity Investments Japan Limited for the Funds, as set forth in the Proxy Statement, received 26,609,214.99 affirmative votes of Fidelity International Bond Fund, or 79.413% of the votes cast at the meeting and 97,278,698.29 affirmative votes of Fidelity New Markets Income Fund, or 92.299% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with Fidelity
Investments Japan Limited for Fidelity International Bond Fund and Fidelity New Markets Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to modify Spartan Intermediate Municipal Income Fund's fundamental investment objective and eliminate certain fundamental investment policies of the Fund to communicate more clearly the Fund's investment objective and strategies by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

 Mr. Chapleau reported that the proposal to modify Spartan Intermediate Municipal Income Fund's fundamental investment objective and eliminate certain fundamental investment policies of the Fund, as set forth in the Proxy Statement, received 573,290,320.81 affirmative votes of Spartan Intermediate Municipal Income Fund, or 86.510% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Intermediate Municipal Income Fund's fundamental investment objective be, and it hereby is, modified and certain fundamental investment policies of the Fund be, and they hereby are, eliminated, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Intermediate Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that is standard for other Fidelity national municipal bond funds.

 Mr. Chapleau reported that the proposal to eliminate the Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 566,731,866.51 affirmative votes of Spartan Intermediate Municipal Income Fund, or 85.521% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Intermediate Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated and replaced with a comparable non-fundamental policy, as set forth in the Proxy Statement dated November 22, 1999.

 Mr. Silver stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Spartan Intermediate Municipal Income Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation for the Fund.

 Mr. Chapleau reported that the proposal to amend Spartan Intermediate Municipal Income Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 569,244,042.53 affirmative votes of Spartan Intermediate Municipal Income Fund, or 85.900% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Intermediate Municipal Income Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated November 22, 1999.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:

   Mark Chapleau
   Secretary Pro Tempore